UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

OTTAWA SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

925 LaSalle Street, Ottawa, IL 61350

(Address of principal executive offices) (Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2014, Ottawa Savings Bank FSB (the “Bank”), the wholly owned subsidiary of Ottawa Savings Bancorp, Inc. (the “Company”), completed its previously announced acquisition of Twin Oaks Savings Bank (the “Merger”). The Merger was consummated pursuant to the terms of the Agreement and Plan of Merger, dated as of June 30, 2014, by and among Ottawa Savings Bancorp MHC (the “MHC”), the Company, the Bank and Twin Oaks Savings Bank (the “Merger Agreement”). In accordance with the Merger Agreement, Twin Oaks Savings Bank merged with and into the Bank effective as of December 31, 2014. Following the effective time of the Merger, the former Twin Oaks Savings Bank offices in the Morris and Marseilles communities of Illinois will operate under the name “Twin Oaks Savings Bank, a division of Ottawa Savings Bank” and will be full service banking facilities of the Bank.

Pursuant to the terms of the Merger Agreement, no consideration was paid to members of Twin Oaks Savings Bank. However the Company issued 776,143 additional shares to the MHC in connection with the consummation of the Merger.

For further information, reference is made to the Company’s press release dated December 31, 2014 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Section 5.13(a) of the Merger Agreement, the MHC, the Company and the Bank each appointed Craig M. Hepner, Thomas M. Adler and William J. Kuiper as directors of the MHC, the Company and the Bank effective as of December 31, 2014. Messrs. Hepner, Adler and Kuiper are former directors of Twin Oaks Savings Bank. In addition, Mr. Hepner was also appointed as the Chief Operating Officer of the Company and the Bank effective as of December 31, 2014 in accordance with Section 5.13(b) of the Merger Agreement.

Mr. Hepner, age 49, served as President and Chief Executive Officer of Twin Oaks Savings Bank from October 1991 to December 2014. In connection with his appointment as Chief Operating Officer of the Company and the Bank, Mr. Hepner will receive an annual salary of $103,500 as well as a standard benefits package that includes health insurance benefits.

Mr. Adler, age 55, has served as President of Adler Consulting LLC, a consulting firm, since April 2014. Prior to that time, Mr. Adler had served as Vice President of Quality Technology International, a specialty grains and animal feed company, since 2003.

Mr. Kuiper, age 63, has been the owner and Director of Seals-Campbell Funeral Home since May 1979.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2014, the Board of Directors of the Company amended Article III, Section 2 of the Company’s bylaws to increase the size of the Company’s Board of Directors from six to nine members. The Board of Directors approved the amendment to the Company’s bylaws in accordance with Section 5.13(a) of the Merger Agreement, pursuant to which the MHC, the Company and the Bank agreed to appoint Craig M. Hepner, Thomas M. Adler and William J. Kuiper, each of whom is a former director of Twin Oaks Savings Bank, to the Boards of Directors of the MHC, the Company and the Bank upon the effective time of the Merger. A copy of the Company’s bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 31, 2014, the Company issued a press release announcing that the Bank had completed its acquisition of Twin Oaks Savings Bank effective as of December 31, 2014. A copy of the press release dated December 31, 2014 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item9.01	Financial Statements and Other Exhibits.

(a)	Financial Statements of Business Acquired

The following financial statements of Twin Oaks Savings Bank are contained in the Proxy Statement for the 2014 Annual Meeting of Stockholders of the Company on Schedule 14A (File No. 0-51367) and are incorporated herein by reference:

●	Report of Independent Auditors
●	Balance Sheet at March 31, 2014
●	Statement of Operations for the Year Ended March 31, 2014
●	Statement of Comprehensive Income for the Year Ended March 31, 2014
●	Statement of Members’ Equity for the Year Ended March 31, 2014
●	Statement of Cash Flows for the Year Ended March 31, 2014
●	Notes to Financial Statements

As of the date of this filing, it is impracticable to provide the required interim financial statements of Twin Oaks Savings Bank at September 30, 2014 and for the six months ended September 30, 2014 and 2013. Such financial statements and information will be filed as soon as practicable but no later than March 19, 2015.

(b)	Pro Forma Financial Information

As of the date of this filing, it is impracticable to provide the unaudited pro forma condensed combined balance sheet as of September 30, 2014 and the unaudited pro forma consolidated condensed combined statement of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013. Such statements will be filed as soon as practicable but no later than March 19, 2015.

(d)	Exhibits

	No.	Description
2.1

Agreement and Plan of Merger, dated June 30, 2014, by and among Ottawa Savings Bancorp MHC, Ottawa Savings Bancorp, Inc., Ottawa Savings Bank FSB and Twin Oaks Savings Bank (incorporated by reference to Exhibit 2.1 to Ottawa Savings Bancorp, Inc.’s Current Report on Form 8-K filed on July 1, 2014)

	3.2	Bylaws of Ottawa Savings Bancorp, Inc.

	23.1	Consent of Crowe Horwath LLP

	99.1	Press Release dated December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.
(Registrant)

Date: January 7, 2015	By:	/s/ Jon Kranov
Jon Kranov
President and Chief Executive Officer